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                                                                   EXHIBIT 23.3


                            CONSENT OF BARRY MORGAN
                          & COMPANY, P.C., INDEPENDENT
                                    AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-88869) pertaining to the Illuminet Holdings, Inc. 1997 Equity Incentive Plan and the Illuminet Holdings, Inc. 1999 Stock Purchase Plan of our report dated March 12, 1998, with respect to the consolidated financial statements and schedule of Illuminet Holdings, Inc. included in the Current Report (Form 8-K) dated October 5, 2000, filed with the Securities and
Exchange Commission.




                                         Barry Morgan & Company P.C.


Dallas, Texas
October 5, 2000